Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-151391) pertaining to the 2008 Equity Incentive Compensation Plan of SouthPeak Interactive Corporation of our report dated October 3, 2008, with respect to the consolidated financial statements of SouthPeak Interactive Corporation and subsidiaries included in this Annual Report on Form 10-K fro the year ended June 30, 2008.

/s/ Reznick Group, P.C.

Vienna, Virginia
October 6, 2008